                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1995, included in EchoStar Communications Corporation's registration statement on Form S-1 dated June 20, 1995 (Registration No. 33-91276), and our report dated February 23, 1996, included in EchoStar Communications Corporation's registration statement on Form S-4 dated December 20, 1996 (Registration No. 333-03584), and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP


Denver, Colorado,
 March 19, 1999.